UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) October 4, 2011
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300 Oklahoma City, OK	73112
(Address of principal executive offices)	(Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 1.01	Enters Into A Material Definitive Agreement
     Panhandle Oil and Gas Inc. (the “Company”) has agreed to purchase interests in 193 non-operated natural gas wells and 1,531 acres of leasehold located in Van Buren, Conway and Cleburne Counties, Arkansas for $17,500,000 from a private seller. The transaction is projected to close on or about October 25, 2011 with an effective date of September 1, 2011. The properties are principally located in the core of the prolific Fayetteville Shale natural gas play and are primarily operated by the play’s premier operator.
The acquisition will be funded with a combination of existing cash on hand and the Company’s credit facility with Bank of Oklahoma.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated October 4, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE: October 4, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated October 4, 2011